Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Stephen Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable IHS Inc. to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jerre L. Stead Jerre L. Stead	Chairman and Chief Executive Officer (Principal Executive Officer)	December 19, 2012

/s/ Richard Walker Richard Walker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2012

/s/ Heather Matzke-Hamlin Heather Matzke-Hamlin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 19, 2012

/s/ C. Michael Armstrong C. Michael Armstrong	Director	December 19, 2012

/s/ Ruann F. Ernst Ruann F. Ernst	Director	December 19, 2012

/s/ Christoph v. Grolman Christoph v. Grolman	Director	December 19, 2012

/s/ Brian H. Hall Brian H. Hall	Director	December 19, 2012

/s/ Roger Holtback Roger Holtback	Director	December 19, 2012

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	December 19, 2012

/s/ Michael Klein Michael Klein	Director	December 19, 2012

/s/ Jean Paul Montupet Jean Paul Montupet	Director	December 19, 2012

/s/ Richard W. Roedel Richard W. Roedel	Director	December 19, 2012